UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2025

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

On December 1, 2025, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”) issued the following shares based on the respective net asset value per share as of October 31, 2025.

The following table details the shares issued and gross proceeds:

	Number of Shares Issued	Gross Proceeds
Class E Shares(1)	1,521,969	$17,184,089
Class AA Shares(2)	78,199	865,000
Class A Shares	6,955	74,850
Total	1,607,123	$18,123,939
_______________________________________
(1) Includes 16,224 shares at $183,182 issued to Sculptor Advisors LLC as payment for accrued management fees.
(2) Includes sales load fees of $15,000 for Class AA Shares.

On December 1, 2025, Sculptor Diversified REIT Operating Partnership, LP (the “Operating Partnership”), a subsidiary of the Company, issued 22,142 Class E units in the Operating Partnership to Sculptor Diversified REIT Special Limited Partner LP (the “Special Limited Partner”) based on the net asset value per unit as of October 31, 2025, for an aggregate purchase price of $250,000. The Special Limited Partner has the right to require the Operating Partnership to redeem all or a portion of its Class E Units at any time for Class E shares in the Company or cash, at the Special Limited Partner’s election.

On November 12, 2025, the Company, pursuant to its distribution reinvestment plan, issued the following shares based on the respective net asset value per share as of September 30, 2025:

	Number of Shares Issued	Purchase Price
Class E Shares(1)	2,673	$30,081
Class F Shares	138	1,524
Class FF Shares	22,902	249,382
Class AA Shares	23,350	253,479
Class A Shares	963	10,348
Class I-S Shares	303	3,243
Total	50,329	$548,057
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(1) Includes distributions of 111 Class E restricted shares at $1,245 in connection with the restricted stock held by our independent directors under our independent director compensation plan.

The offer, sale, and issuance of these shares and units were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

Item 7.01. Regulation FD Disclosure.

November 2025 Distributions

On November 30, 2025, the Company declared distributions for each class of its common stock in the amounts per share set forth below:

	Gross Distribution	Distribution Fees	Net Distribution
Class E Shares	$0.0645	$—	$0.0645
Class F Shares	$0.0645	$—	$0.0645
Class FF Shares	$0.0645	$0.0045	$0.0600
Class A Shares	$0.0645	$—	$0.0645
Class AA Shares	$0.0645	$0.0045	$0.0600
Class I-S Shares	$0.0645	$—	$0.0645

The net distributions for each class of common stock (which represents the gross distributions less distribution fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on November 30, 2025 and will be paid on or about December 12, 2025. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Steven Orbuch
Name:	Steven Orbuch
Title:	Chief Executive Officer

Date:	December 4, 2025